UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2011

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events

Item 8.01

Other Events.

On July 6, 2011, the Federal Energy Regulatory Commission (FERC) issued an order authorizing the merger of and related transactions between Northeast Utilities (NU) and NSTAR as proposed by the companies.  NU and NSTAR had filed their joint application seeking authorization from the FERC on January 7, 2011.  With the issuance of the FERC order, NU and NSTAR have received all but two of the regulatory approvals required for consummation of the merger.  The companies are awaiting approvals from the Nuclear Regulatory Commission and the Massachusetts Department of Public Utilities (MDPU). Evidentiary hearings before the MDPU began on July 6, 2011 and are scheduled to conclude by the end of July.

A copy of the FERC order can be found on the FERC’s website at http://www.ferc.gov/docs-filing/elibrary.asp by selecting "Docket Search" and entering docket number EC11-35.

For further information regarding the proposed NU - NSTAR merger, please refer to the Registration Statement on Form S-4 (Registration No. 333-170754) filed by NU with the Securities and Exchange Commission (SEC) in connection with the merger, NU’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
By: /S/ JAY S. BUTH Name: Jay S. Buth Title: Vice President-Accounting and Controller

Date:  July 7, 2011